EXHIBIT 23.5


                                                                     [LOGO] AMEC


                          Third Party Reviewer Consent

We consent to the reference to us under the caption "Business-Silver Properties-Greens Creek Mine-Admiralty Island, Alaska" in the Registration Statement on Form S-1 for an underwritten public equity offering of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Dated: January 7, 2003


                                                            AMEC E&C SERVICES

                                                            /s/ L.B. Smith

                                                            By:  Larry B. Smith
                                                            Its: Chief Geologist